UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 7, 2006
OM GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-12515
(Commission File Number)
52-1736882
(I.R.S. Employer Identification Number)
127 Public Square
1500 Key Tower
Cleveland, Ohio 44114-1221
(Address of principal executive offices)
(Zip code)
(216) 781-0083
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
(a)	On August 7, 2006, the compensation committee of the board of directors of OM Group, Inc. approved an amendment to the restricted stock agreement effective June 13, 2005 between the Company and Joseph M. Scaminace, the Company’s Chief Executive Officer. The amendment provides for pro rata vesting of the shares covered by the restricted stock agreement in the event Mr. Scaminace becomes disabled or dies prior to the May 31, 2008, vesting date under the restricted stock agreement. A copy of the amended form of restricted stock agreement with Mr. Scaminace is attached hereto as Exhibit 99.1.

(b)	The compensation committee also approved forms of restricted stock agreements for restricted stock awards under the Company’s 1998 Long-Term Incentive Compensation Plan and its 2002 Stock Incentive Plan. Copies of such forms of restricted stock agreements, as approved by the compensation committee, are attached hereto as Exhibits 99.2 and 99.3
Item 9.01(c) Exhibits

Exhibit 99.1	Form of Restricted Stock Agreement for Joseph M. Scaminace, as amended.

Exhibit 99.2	Form of Restricted Stock Agreement (time-based).

Exhibit 99.3	Form of Restricted Stock Agreement (performance-based).
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OM Group, Inc.

(Registrant)

Date: August 11, 2006	/s/ Valerie Gentile Sachs

Name: Valerie Gentile Sachs
Title: Vice President, General Counsel and Secretary